EXHIBIT 99



                  THERMO ELECTRON CORPORATION COMPLETES SALE OF
                       CONVERTIBLE SUBORDINATED DEBENTURES


        WALTHAM, Mass., January 3, 1996--Thermo Electron Corporation (NYSE-TMO) announced today that it had completed the previously announced sale of $585 million principal amount of 4 1/4 percent convertible subordinated debentures due 2003, including the $85 million over-allotment option exercised by the managers of the offering. The debentures will be convertible into shares of common stock at a price of $56.70.

             THESE SECURITIES WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.


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